Mayer Hoffman McCann P.C.
2255 Glades Road, Suite 321A ■ Boca Raton, FL 33431
Main: 561.994.5050  ■  Fax: 561.241.0071  ■ www.mhmcpa.com

December 14, 2018

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE Washington, DC 20549

Re: Capstone Companies, Inc.
File No. 002-28831

Ladies and Gentlemen,

We have read Item 4.01 of the Form 8-K dated December 11, 2018, of Capstone Companies, Inc. and are in agreement with the statements made therein insofar as they relate to our Firm.

Boca Raton, Florida

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